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                                 EXHIBIT 10.14

                            GREAT DANE HOLDINGS INC.
                             1994 STOCK OPTION PLAN


 1.  PURPOSE

     The purpose of this Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers), and directors, of Great Dane Holdings Inc. or a parent or subsidiary thereof (collectively, unless the context otherwise requires, the "Corporation"), consultants, and advisors to the Corporation, and other persons or entities providing goods or services to the Corporation to acquire a proprietary interest in the Corporation through the ownership of common stock of the Corporation. As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Corporation determined in a manner consistent with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). Such directors, consultants, advisors, and other persons or entities providing goods or services to the Corporation and entitled to receive options hereunder are hereinafter collectively referred to as the "Associates". Such ownership will provide such employees and Associates with a more direct stake in the future welfare of the Corporation and encourage them to remain employed by or associated with the Corporation. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Corporation.

 2.  ADMINISTRATION

          (a) The Plan shall be administered by a Stock Option Committee (the "Committee"), consisting of persons who are "disinterested persons" within the meaning of Rule 16(b) promulgated under the Securities Exchange Act of 1934, as amended from time to time.

          (b) A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee and all interpretations and decisions made by the Committee with respect to any question arising under the Plan shall be final and conclusive and shall be binding upon the Corporation and all other interested parties.

          (c) Subject to the terms and conditions of the Plan and such limitations as the Board of Directors may from time to time impose, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) interpret and construe the Plan and to determine the terms of all options granted pursuant to the Plan, but subject to the provisions of the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of options to be included in the grants, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in Section 422 of the Code, the number of options
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which do not qualify as incentive stock options ("non-qualified options"),whether an option will be granted together with a stock appreciation right and the terms and conditions thereof; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

 3.  ELIGIBILITY AND PARTICIPATION

     Key employees are eligible to receive incentive stock options and key employees and Associates are eligible to receive non-qualified options and stock appreciation rights. Each option and stock appreciation right shall be granted, and the number of shares and stock appreciation rights subject thereto shall be determined by the Committee.

 4.  STOCK APPRECIATION RIGHTS

          (a) An employee or Associate who has been granted options pursuant to the Plan may at the same time that the options are granted, also be granted stock appreciation rights relating to some or all of the shares subject to such options. Any such stock appreciation right shall be evidenced by a written agreement which shall (i) identify the option to which the stock appreciation right relates; (ii) specify the number of shares covered by the stock appreciation right; (iii) specify the exercise price at which the stock appreciation right may be exercised; and (iv) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

          (b) Upon exercise of a stock appreciation right, the Company shall pay to the employee or Associate an amount equal to the difference between
(i) the fair market value of the shares to which the stock appreciation right relates on the date of exercise, over (ii) the exercise price of such stock appreciation right. Payment may, in the Committee's discretion, be made in cash (including check, bank draft or money order), in shares of common stock of the Corporation equivalent in value to the excess of such fair market value over such exercise price, or in a combination of cash and shares of common stock of the Corporation which, together, are equivalent in value to the excess of such fair market value over such exercise price.

 5.  SHARES SUBJECT TO THE PLAN

     (a) Options and stock appreciation rights shall be evidenced by written agreements which shall, among other things (i) designate the option as either an incentive stock option or a non-qualified stock option, (ii) specify the number of shares covered by the option; (iii) specify the exercise price, determined in accordance with paragraph 8 hereof, for the shares subject to the option; (iv) specify the option period determined in accordance with paragraph 7 hereof; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and (vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

     (b) The stock to be offered and delivered under the Plan, whether pursuant to the exercise of an option or a stock appreciation right, shall be shares of the Corporation's authorized common stock and may be unissued shares or reacquired shares, as the Committee may from time to time determine. Subject to adjustment as provided in paragraph 14 hereof, the
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aggregate number of shares to be delivered under the Plan shall not exceed
1,600,000.00 shares. If an option expires or terminates for any reason during the term of the Plan prior to the exercise thereof in full, the shares subject to but not delivered under such option shall be available for options thereafter granted. The shares under a related option which is surrendered upon the exercise of a stock appreciation right shall be charged against the aggregate number of shares available which may be delivered under the Plan. The maximum number of shares of common stock with respect to which options or rights may be granted during the life of the Plan to any employee shall not exceed 400,000.

 6.  INCENTIVE STOCK OPTIONS

     (a) An option designated by the Committee as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. An incentive stock option shall only be granted to a key employee of the Corporation.

     (b) No incentive stock option shall provide any person with a right to purchase shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the shares subject to such incentive stock option which first becomes available for purchase during such calendar year, plus (ii) the fair market value (determined as of the date of grant) of all shares subject to incentive stock options previously granted to such person which first become available for purchase during such calendar year, exceeds $100,000.

     (c) Without the prior written consent of the Committee, no person shall dispose of shares acquired pursuant to the exercise of an incentive stock option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the shares were acquired pursuant to the exercise of such option; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Corporation for any taxes which the Corporation is obligated to collect in connection with any such disposition, including any federal, state or local withholding taxes.

 7.  TERM OF OPTION PERIOD

     The term during which options or stock appreciation rights may be granted under the Plan shall expire on [date which is 10 years from the date of this Plan]. Options and stock appreciation rights shall expire not later than the tenth anniversary (the fifth anniversary in the case of incentive stock options granted to a person who owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Corporation at the time such option is granted) of the date the option or stock appreciation right is granted.

 8.  OPTION PRICE

     The price at which shares may be purchased upon exercise of a particular option shall be such price as may be fixed by the Committee but in no event less than the minimum required in order to comply with any applicable law, rule or regulation and, in the case of incentive stock options, shall not be
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less than 100 percent, or in the case of incentive stock options granted to an optionee who is a 10 percent stockholder (within the meaning of paragraph 7 hereof), shall not be less than 110 percent, of the fair market value (as defined in paragraph 9) of such shares on the date such option is granted.

 9.  STOCK AS FORM OF EXERCISE PAYMENT

     An employee or Associate who owns shares of the Corporation's common stock may elect to use such shares, with the value thereof to be determined as the fair market value of such shares on the day prior to the date of exercise of the option, to pay all or part of the option price required by reason of the exercise of an option. As used herein, fair market value shall be deemed to be the closing price on such day of the Corporation's common stock (if the Corporation's common stock is then traded on a national securities exchange or in the NASDAQ National Market System) or, if not so traded, the average of the closing bid and asked prices thereof on such day. The optionee shall make appropriate arrangements with the Corporation for any taxes which the Corporation is obligated to collect in connection with the exercise of such option, including federal, state or local withholding taxes.

10.  EXERCISE OF OPTIONS AND RIGHTS

     (a) Each option and stock appreciation right granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Committee may determine; provided that the election to exercise an option or stock appreciation right shall be made in accordance with applicable federal and state laws and regulations; and provided, further, that neither a stock appreciation right, the exercise of which would result in a cash payment, nor any related option shall be exercisable during the first six months of the option period, except that, subject to the written agreements covering the stock appreciation right and related option, this six-month limitation shall not apply if the employee or Associate to whom such stock appreciation right and related option have been granted dies or becomes disabled prior to the expiration of the six-month period. No stock appreciation right can be exercised by an employee or Associate unless
(i) the Corporation has been subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934 for at least one year prior to the date of such exercise and has filed all reports and statements required to be filed pursuant to that section during that period and (ii) the corporation on a regular basis does release for publication quarterly and annual summary statements of sales and earnings.

     (b) No option may at any time be exercised with respect to a fractional share. If shares are issued pursuant to the exercise of a stock appreciation right, no fractional shares shall be issued; payment shall be made in cash for any such fractional shares.

     (c) No shares shall be delivered pursuant to the exercise of any option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, until such shares are listed on each securities exchange on which the Corporation's common stock may then be listed, and until, in the case of the exercise of an option, payment in full of the option price is received by the Corporation in cash or common stock of the Corporation as provided in paragraph 9. Unless prior to the exercise of the option the shares of the Corporation's common stock issuable upon such exercise have been registered with the Securities and Exchange Commission
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pursuant to the Securities Act of 1933, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Corporation to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Corporation unless in the opinion of counsel to the Corporation such representation, agreement, or documentation is not necessary to comply with said Act. No holder of an option or stock appreciation right, or such holder's legal representative, legatee, or distributes shall be or be deemed to be a holder of any shares subject to such option or stock appreciation right unless and until a certificate or certificates therefor is issued in his name.

11.  ACCELERATION OF VESTING

     (a) An option shall automatically be vested and immediately exercisable in full upon the occurrence of any of the following events:

          (i) Any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Corporation, has become the beneficial owner, within the meaning of Rule 13d-3 under such Act, of 75% (seventy-five percent) or more of the combined voting power of the Corporation's then outstanding voting securities, unless such ownership by such person has been approved by the Board of Directors immediately prior to the acquisition of such securities by such person;

          (ii) The first day on which shares of the Corporation's common stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Corporation or unless such officer has been approved or not opposed by the Board of Directors;

          (iii) The stockholders of the Corporation have approved an agreement to merge or consolidate with or into another corporation (and the Corporation is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation), unless the Board of Directors has resolved that options shall not automatically vest; or

          (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the corporation cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

     (b) Other than upon the occurrence of any of the events described in paragraph 11(a), the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual option and to permit any stock option not theretofore exercisable to become immediately exercisable.

12.  TRANSFER OF OPTIONS AND RIGHTS

     Options and stock appreciation rights granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee or Associate to whom granted, may be
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exercised only by such employee or Associate or by such employee's or
Associate's guardian or legal representative.

13.  DEATH, RETIREMENT, AND TERMINATION OF EMPLOYMENT

     (a) An incentive stock option or non-qualified stock option, which has not theretofore expired, shall terminate at the time of the death of the employee to whom granted or of the termination for any reason of the employee's employment with the Corporation, and no shares may thereafter be delivered pursuant to such option, except that, subject to the condition that no option may be exercised later than the tenth anniversary of the date the option was granted:

          (i) upon the termination of the employment of any such employee due to disability or retirement, the employee may, within a period of up to two years after the date of such termination, purchase some or all of the shares covered by the employee's nonqualified stock options which was exercisable immediately prior to such termination;

          (ii) upon the termination of the employment of any such employee due to disability or retirement, the employee may, within three months after the date of such termination (12 months in the case of disability) purchase some or all of the shares covered by the employee's incentive stock option which was exercisable immediately prior to such termination; shares not purchased within three months (12 months in the case of disability) after the date of termination due to disability or retirement under such incentive stock option may be purchased within two years after the date of such termination but no longer will be incentive stock option stock; and

          (iii) upon the death of any employee while in the active service of the Corporation or of any such disabled or retired employee within the above-referenced periods, the person or persons to whom the employee's rights under the option are transferred by will or the laws of descent and distribution may, within 12 months after the date of the employee's death, purchase some or all of the shares covered by such employee's option which was exercisable on the date of his death.

     The Committee may, if it determines that to do so would be in the Corporation's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Corporation for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate the employment of a recipient at any time.

     In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Corporation, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate. Leaves of absence for such period and purposes conforming to the personnel policy of the Corporation as may be approved by the Committee shall not be deemed terminations or interruptions of employment.
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     For purposes of this paragraph 13, disability shall have the meaning provided in Section 22(e)(3) of the Code and "retirement" shall mean retirement pursuant to a pension or retirement plan adopted by the Corporation or at the normal retirement date prescribed from time to time by the Corporation.

     (b) If an employee to whom a stock appreciation right has been granted ceases employment with the Corporation for any reason, including death and retirement, such stock appreciation right may be exercisable at the discretion of the Committee but only to the extent and upon the conditions that its related option is exercisable under subparagraph (a) of this paragraph.

     (c) Options granted to Associates shall be subject to such terms and provisions as the Committee shall determine in the event of the death, retirement, or disability of an Associate or the termination of an Associate's association with the Corporation.

14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     (a) If the Corporation's outstanding common stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, or exchange of shares or the like, or dividends payable in shares of the Corporation's common stock, an appropriate adjustment shall be made by the Board of Directors upon recommendation of the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options. All adjustments made pursuant to this paragraph to the terms or conditions of an incentive stock option shall be subject to the requirements of Section 424 of the Code.

     (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

15.  TERMINATION, MODIFICATION, AND AMENDMENT

     The Plan shall terminate 10 years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the stockholders of the Corporation and no option shall be granted after termination of the Plan.

     The Plan may from time to time be terminated, modified, or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon.

     The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable including, without limitation, modifications to reflect changes in applicable law; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any option issued pursuant to the Plan as an incentive stock option as defined in Section 422 of the Code or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon, increase (except as provided by paragraph 14) the maximum number of shares as to which options may be granted under the Plan.
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     No termination, modification, or amendment of the Plan, may, without the consent of the individual to whom the option or stock appreciation right shall have been previously granted, adversely affect the rights conferred by such option or stock appreciation right.

16.  EFFECTIVE DATE

     The Plan shall become effective upon the adoption by the Board of Directors, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, in person, or by proxy, at a stockholders meeting duly held within one year following adoption of the Plan by the Board of Directors. All options granted prior to the date of such stockholder approval shall be subject to such approval.